Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2021 relating to the consolidated financial statements, which appears in Reviva Pharmaceuticals Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/Armanino LLP
San Ramon, California

March 22, 2021